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                                                                   EXHIBIT 10.10

                                   APPENDIX A

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This First amendment to Employment Agreement (the "First Amendment") is made as of the first day of January 1998, by and between Aavid Thermal Technologies, Inc., a Delaware Corporation with its headquarters in Concord, New Hampshire (the "Company"), and Ronald F. Borelli of Bedford, New Hampshire (the "Executive").

                                   BACKGROUND

     The Company entered into the employment Agreement with Executive by written contract dated as of October 1, 1996 (the "Agreement"). For good and valuable consideration, the Company and Executive desire to amend the Agreement to, among other things, extend the Term, increase the base salary, revise the bonus structure, and provide for additional stock options. All capitalized terms used herein shall have the same meaning as set forth in the Agreement.

     Accordingly, the company and Executive wish to set forth the terms of the amendment to the Agreement as follows:

1.   AMENDMENTS TO THE AGREEMENT

     (a) Paragraphs 1, 2 and 3 of the Agreement are amended in their entirety to read as follows:

          "1. EMPLOYMENT. The Company offers and the Executive accepts full time employment as CEO of the company and of Aavid Thermal Products, Inc. ("ATP"). Executive shall also serve as the Chairman of the Board of the Company, ATP, and fluent, Inc. The Executive shall report to the Board of directors of the Company, and shall have all powers and duties as would normally be associated with the positions of chairman of the board and CEO of a publicly traded company, with the purpose of carrying out the mission of the company as set forth in the Background paragraph of the Agreement. The Executive shall also perform such other duties as may reasonably be requested from time to time by the board of directors of the company. The Executive shall work at the company's headquarters in Concord, New Hampshire, or at such other place or places as the company may reasonably request."

          "2. TERM. The term of employment under the Agreement shall begin on October 15, 1996, and shall continue until Midnight on December 31, 1999 (the "Term"), subject to prior termination in accordance with the terms hereof."

          "3.  COMPENSATION.

               3.1 BASE SALARY. During the Term, the Executive will receive an annual base salary payable in accordance with the company's payroll procedures for its executives, as follows:

                    3.1.1  From October 1, 1996 to December 31, 1997:  $250,000.
                    3.1.2  From January 1, 1998 to December 31, 1998:  $300,000.
                    3.1.2  From January 1, 1999 to December 31, 1999:  $350,000.


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               3.2  ANNUAL INCENTIVE. The Executive shall have the opportunity to earn an individual annual incentive bonus of up to $150,000 for 1997, as set forth in Exhibit A. For 1998 and 1999, Executive shall have the opportunity to earn a bonus based on achievement of the Board of Directors approved incentive bonus plan performance targets for each year with a base target of $150,000, as set forth in Exhibit A1. For 1998 and 1999, Executive shall have the opportunity to earn a bonus based on achievement of the Board of Directors approved incentive bonus plan performance targets for each year with a base target of $150,000, as set forth in Exhibit A1.

               3.4 BENEFITS. The Executive shall receive medical and other benefits as provided to other executives from time to time. The executive shall be entitled to four weeks of vacation per year.

               3.5 EXPENSES AND FACILITIES. The Company shall reimburse the Executive for reasonable out-of-pocket expenses incurred in fulfilling his duties. The Company shall provide the Executive with suitable office facilities, equipment, supplies, and staff.

               3.6 OUTSIDE DIRECTORSHIPS. The Company shall provide Executive with sufficient time to serve as a director of other companies, so long as such directorships do not unreasonably interfere with Executive's duties with the Company."

               (b) A new Paragraph 4A shall be inserted after Paragraph 4 of the Agreement to read as follows:

                    "4A. STOCK OPTIONS 1998. The company shall grant to executive options for 100,000 shares of Aavid Thermal Technologies, Inc. common stock, par value $0.01 per share, as follows:

                    4A1. JANUARY GRANT. As of January 1, 1998, a grant of stock options for 50,000 shares at an exercise price of the fair market value of the underlying stock on January 1, 1998 vesting over two (2) years with options for 25,000 shares vesting on each of the following two anniversaries of the grant such that all of these options to the extent not previously exercised, shall be vested on January 1, 2000.

                    4A2. JULY GRANT. As of July 1, 1998, a grant of stock options for 50,000 shares at an exercise price the higher of
                    (i) the fair market value of the underlying stock on July 1, 1998, or (ii) $27.50 per share; vesting over two (2) years with options for 25,000 shares vesting on each of the following two anniversaries of the grant such that all of the options, to the extent not previously exercised, shall be vesting on July 1, 2000."

               2. LIMITATION ON AMENDMENT. Except as expressly amended in this First Amendment, that Agreement shall remain in full force and effect. To the extent that a conflict arises between the terms of the Agreement and the first Amendment, the terms of the Agreement shall govern.

               3. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be


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                    deemed to be an original, and all of which when taken
                    together shall constitute but one and the same instrument.

               4. SEPARATE COUNSEL. The parties acknowledge that the Company has been represented in this transaction by its General counsel, that the Executive has not been represented in this transaction by the company's attorneys, and the Executive has been advised that it is important for him to seek separate legal advice and representation in this matter.



               Date: _______________________________


                     AAVID THERMAL TECHNOLOGIES, INC.
                     A Delaware Corporation



               By:  John W. Mitchell                     s/s  Ronald F. Borelli
                  ------------------------------         -----------------------
                                                         Ronald F. Borelli
               Its: Vice President & General Counsel



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